UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

CNB HOLDINGS, INC.

(Name of Registrant as specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CNB HOLDINGS, INC.

7855 NORTH POINT PARKWAY, SUITE 200

ALPHARETTA, GEORGIA 30022

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 25, 2003

To the Shareholders of CNB Holdings, Inc.:

The Annual Meeting of Shareholders (the “Annual Meeting”) of CNB Holdings, Inc. (the “Company”) will be held on June 25, 2003 at 10:00 a.m., local time, at the Country Club of Roswell, 2500 Club Springs Drive, Roswell, Georgia for the following purposes:

1.	To elect four directors to hold office until the Company’s 2006 Annual Meeting of Shareholders; and

2.	To transact such other business as may properly come before the Company’s Annual Meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on May 16, 2003 will be entitled to notice of and to vote at the Company’s Annual Meeting or any adjournments or postponements thereof. The stock transfer books will not be closed.

By Order of the Board of Directors,

/s/    H.N. Padget, Jr.

H.N. Padget, Jr.

President and Chief Executive Officer

Alpharetta, Georgia

May 23, 2003

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY MAIL TO THE COMPANY THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE PAID ENVELOPE. YOUR PROXY MAY BE REVOKED, IF YOU CHOOSE, AT ANY TIME PRIOR TO THE VOTE BEING TAKEN AT THE COMPANY’S ANNUAL MEETING.

CNB HOLDINGS, INC.

7855 NORTH POINT PARKWAY, SUITE 200

ALPHARETTA, GEORGIA 30022

ANNUAL MEETING OF SHAREHOLDERS

June 25, 2003

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CNB Holdings, Inc. (the “Company”) for use at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held on June 25, 2003 at 10:00 a.m., local time, at the Country Club of Roswell, 2500 Club Springs Drive, Roswell, Georgia. The Company operates through its banking subsidiary, Chattahoochee National Bank (the “Bank”).

The enclosed proxy card is for use at the Annual Meeting if a shareholder is unable to attend the Annual Meeting in person or wishes to have his or her shares voted by proxy, even if he or she attends the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by any one of the following three actions: (i) giving written notice to the Secretary of the Company, (ii) delivering a later dated proxy, or (iii) by voting in person at the Annual Meeting. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before their exercise, will be voted in accordance with the directions given in the proxy. When voting regarding the election of directors to serve until the Company’s 2006 Annual Meeting of Shareholders, shareholders may vote in favor of all nominees or withhold their votes as to specific nominees. Shareholders should specify their choices on the enclosed proxy card. If no instructions are given, proxies which are signed and returned will be voted FOR the election of each director nominee named, and in accordance with the discretion of the persons named on the enclosed proxy card with respect to any other matters properly presented for action at the Annual Meeting.

A quorum for the transaction of business at the Annual Meeting consists of the holders of a majority of the outstanding shares of Company common stock entitled to vote at the Annual Meeting being present in person or represented by proxy.

Each share of Company common stock is entitled to one vote on each matter to come before the Annual Meeting. The proposal to elect four directors to hold office until the Company’s 2006 Annual Meeting of Shareholders requires the affirmative vote of a plurality of the votes cast by the holders of Company common stock present in person or represented by proxy at the Annual Meeting. Therefore, abstentions and broker non-votes will not be taken into account with respect to the election of directors.

The mailing address of the principal executive office of the Company is 7855 North Point Parkway, Suite 200, Alpharetta, Georgia 30022. This Proxy Statement and the enclosed proxy card are first being mailed or given to the Company’s shareholders on or about May 23, 2003.

Only shareholders of record at the close of business on May 16, 2003 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. On May 16, 2003, the Company’s common stock was held of record by 34 shareholders and 1,080,463 shares of Company common stock were outstanding.

In addition to this solicitation by mail, officers and regular employees of the Company or Bank, without additional compensation, may solicit proxies in favor of the proposals contained herein if deemed necessary, by personal contact, letter, telephone or other means of communication. It is anticipated that brokers, nominees and other custodians and fiduciaries will be requested to forward proxy solicitation material to the beneficial owners of the shares of Company common stock where appropriate, and the Company will reimburse them for their reasonable expenses incurred in connection with such transmittals. The costs of proxy solicitation for the Annual Meeting will be borne by the Company. Your cooperation in promptly signing and returning the enclosed proxy card will help to avoid additional expenses.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Board of Directors

The members of the Board of Directors of the Company are elected by the Company’s shareholders. The directorships of the Company are divided into three classes, with the members of each class serving three year terms. The shareholders of the Company elect one class annually. The Company’s Board of Directors presently consists of 12 members. Approval of directors requires the affirmative vote of a plurality of the votes cast by the holders of the shares of Company common stock voting in person or by proxy at the Annual Meeting.

The Company’s Board of Directors has nominated four persons for election as directors at the Company’s Annual Meeting. The terms of the remaining directors of the Company will continue as indicated below. If for any reason any nominee should become unable or unwilling to accept nomination or election, the persons named on the enclosed proxy card will have discretionary authority to vote proxies for the election of another nominee designated by the Company’s Board of Directors. Management of the Company has no reason to believe that any nominee will not serve if elected.

David R. Hink, Mary E. Johnson, Robert W. Johnston and H.N. Padget, Jr. have been nominated to stand for reelection to the Company’s Board of Directors, as Class II directors, to hold office for a term of three years and until their successors are elected and qualified.

Recommendation of the Company’s Board of Directors

The Company’s Board of Directors recommends a vote “For” David R. Hink, Mary E. Johnson, Robert W. Johnston and H.N. Padget, Jr.

Nominees for Election to a Term Expiring in 2006

DAVID R. HINK

Director since 1997

Age 54

Mr. Hink has been the Managing Principal of Strategic Solutions Resources, LLC, a strategy development and merger and acquisition consulting firm, since December 1996. In addition, Mr. Hink is Vice Chairman of ENERCOM, Inc., an Internet software company in which he also serves as a director. From 1995 to 1996, Mr. Hink served as President of the MarKit Division of Severn Trent Systems, a software company. From 1993 to 1995, Mr. Hink was employed with A&C Enercom, Inc., where he served as Senior Vice President and was responsible for its corporate development activities and information technology group of companies. Mr. Hink is the Chairman of the Compensation Committee and a member of the Executive Committee of the Company. He is also a member of the Loan Committee of the Bank.

MARY E. JOHNSON

Director since 1997

Age 50

Ms. Johnson has served as the Chief Operating Officer of T. Stephen Johnson & Associates, Inc. (“TSJ&A”), a financial services consulting firm, and its related entities since January 2000. From 1987 until January 2000, Ms. Johnson served as the Controller of TSJ&A. She also serves as the Corporate Secretary of TSJ Advisory Group, Inc., a sub-advisor of the Morgan Keegan Select Financial Fund, a banking and financial services fund, since 2000. In addition, Ms. Johnson serves as a director and the Corporate Secretary of Bank Assets, Inc., a firm that specializes in marketing, designing and implementing compensation and benefit programs for financial institutions since 1992. Ms. Johnson also serves, since January 2000, as the Co-Chairman of Kids’ Health, Inc., a coordinated initiative designed to address the health education needs of children in Georgia. Ms. Johnson is a member of the Marketing and Technology Committee and Asset/Liability Management Committee of the Bank.

ROBERT W. JOHNSTON

Director since 1997

Age 51

Mr. Johnston has served in management positions for various companies in the temporary staffing industry since 1978. He is currently a consultant to the staffing industry through his investment in Koala Enterprises, Inc. Mr. Johnston is a member of the Audit Committee of the Company. Mr. Johnston is also a member of the Compensation Committee and Audit, Compliance and Community Reinvestment Act Committee of the Bank.

H.N. PADGET, JR.

Director since 1997

Age 47

Mr. Padget is the President and Chief Executive Officer of the Company and the Bank. He has been a banker in metropolitan Atlanta for over 20 years and has served in various management positions throughout his career. Mr. Padget most recently served as Executive Vice President of Milton National Bank, Alpharetta, Georgia from 1993 through October of 1997.

Incumbent Directors - To Serve Until 2004

MICHAEL L. ALDREDGE

Director since 1997

Age 50

Mr. Aldredge has served as Operations Manager and Secretary of Squire Inn, Inc., a hotel holding company, since 1990. Mr. Aldredge is also a partner in KAL Jax Hotel, LTD, where he serves as Managing Partner of the Days Inn Jacksonville Beach Resort. Mr. Aldredge is a member of the Audit Committee of the Company. Mr. Aldredge is also a member of the Loan Committee and Audit, Compliance and Community Reinvestment Act Committee of the Bank.

C. DAN ALFORD

Director since 1997

Age 42

Mr. Alford has served as the Chief Financial Officer of Allied Utility Network LLC, a consultant to the utility industry, since February 1998. From 1989 to 1998, Mr. Alford served as the Executive Vice President and Chief Operating Officer of A&C Enercom, Inc. from 1996 to 1997, where he also served as General Manager of National Operations for the Commercial & Industrial Division. Mr. Alford is the Chairman of the Audit Committee, and a member of the Executive Committee and Compensation Committee of the Company. Mr. Alford is also a member of the Audit, Compliance and Community Reinvestment Act Committee of the Bank.

WILLIAM H. GROCE, JR.

Director since 1997

Age 67

Mr. Groce, Jr. is a retired executive from BellSouth Telecommunications. Mr. Groce held various positions at BellSouth Telecommunications throughout his career which began in 1958, including Executive Assistant to the President of BellSouth Telecommunications and Secretary to its Board of Directors from 1988 until his retirement in 1994. Mr. Groce is the Secretary of the Company and a member of the Executive Committee and Compensation Committee of the Company. Mr. Groce is also Chairman of the Asset/Liability Management Committee of the Bank.

W. DARRELL SUMNER

Director since 1997

Age 54

Mr. Sumner is the President and co-founder of Bank Assets, Inc., a firm that specializes in marketing, designing and implementing compensation and benefit programs for financial institutions since 1992. Mr. Sumner is a member of the Executive Committee and Compensation Committee of the Company. Mr. Sumner is also the Chairman of the Loan Committee of the Bank.

Incumbent Directors - To Serve Until 2005

PATRICIA RHODES GRIMES

Director since 1997

Age 54

Ms. Grimes retired from SunTrust Service Corporation in 1992. She has extensive banking experience and held various management level positions with SunTrust Service Corporation and Trusco Data Systems, a division of Trust Company of Georgia. Most recently, Ms. Grimes served as Senior Vice President and Manager of the Application Systems Division with SunTrust Service Corporation, a subsidiary of SunTrust Banks, Inc. Ms. Grimes also held positions with Trusco Data Systems, including Group Vice President and Assistant Manager of Systems and Programming, Vice President and Section Manager of Deposits, Financial and Human Resources Systems, Systems Officer and Project Leader of the Demand Deposit System, and programmer/analyst for Deposit Applications. Further, Ms. Grimes has served on the MIS Advisory Board for the University of Georgia. Ms. Grimes is a member of the Audit Committee, Compensation Committee and Executive Committee of the Company. She is also the Chairman of the Marketing and Technology Committee and a member of the Audit, Compliance and Community Reinvestment Act Committee of the Bank.

JOHN A. POND

Director since 1997

Age 55

Mr. Pond has been the President of Pond & Company, an engineering and architectural services company, since 1987. Mr. Pond holds a professional engineer license as well as a professional land surveyor license. Mr. Pond is the Chairman of the Real Estate Committee of the Bank and is a member of the Marketing and Technology Committee and Asset/Liability Management Committee of the Bank.

REID W. SIMMONS

Director since 1997

Age 55

Mr. Simmons is a Vice President of PracticeWorks, Inc., a national provider of healthcare practice management software products and services. From 1982 until its purchase by InfoCure Corporation in 1999 and subsequent spin-off into PracticeWorks, Mr. Simmons was the President, founder and co-owner of OMSystems, Inc. (Orthotrac), a leading provider of computer hardware and software for orthodontists. From 1970 until 1981, he held various sales and management positions with NCR Corporation, including Regional Director and National Director of Large Computer Systems. Mr. Simmons is a member of the Loan Committee and the Marketing and Technology Committee of the Bank.

W. DAVID SWEATT

Director since 1997

Age 55

Mr. Sweatt is the Chairman of the Company and the Bank. From 1996 through 1998, Mr. Sweatt managed personal investments. From 1993 until it was sold in 1996, Mr. Sweatt was a director and the President and Chief Executive Officer of Royal Bankshares of Acadiana, Inc., Lafayette, Louisiana, a bank holding company which owned the Bank of Lafayette and Trust Bank of the U.S., a non-depository trust company. During his employment with Royal Bankshares of Acadiana, Mr. Sweatt simultaneously served as President and Chief Executive Officer of both the Bank of Lafayette and Trust Bank of the U.S. Mr. Sweatt is also the majority owner and a manager of Dockpoint LLC, an internet services company, and he is the sole owner and manager of Signet Real Estate LLC. He is the Chairman of the Executive Committee of the Company and a member of the Asset/Liability Management Committee of the Bank.

There are no family relationships between any of the directors or executive officers of the Company or the Bank.

Other Executive Officers

Steven G. Deaton, age 40, is the Senior Lending Officer and Executive Vice President of the Bank. From June 1991 through July 2000, Mr. Deaton held numerous management positions with SouthTrust Bank of Georgia, most recently serving as Senior Vice President and Credit Administrator.

Danny F. Dukes, age 42, was named Chief Financial Officer of the Company and Senior Vice President of the Bank and Controller of the Bank in January 1999. Mr. Dukes is also Assistant Secretary of the Company and the Bank. From March 1997 until December 1998, Mr. Dukes served as Vice President and Chief Financial Officer of First Community Bancorp, Inc. and First Community Bank & Trust in Cartersville, Georgia. From March 1994 until March 1997, Mr. Dukes served as Chief Financial Officer of Georgia Federal Credit Union, Atlanta, Georgia.

Meetings of the Board of Directors and Committees

The Board of Directors of the Company held four meetings during 2002.

The Company’s Board of Directors has an Audit Committee, a Compensation Committee and an Executive Committee. The Audit Committee consists of four members and held four meetings during 2002. The Audit Committee selects the independent public auditors that audit the Company’s annual financial statements and approves any special assignments of such auditors. The Audit Committee also reviews the scope of the annual audit, any changes in accounting principles and the effectiveness and efficiency of the Company’s internal accounting staff. The members of the Audit Committee are Michael L. Aldredge, C. Dan Alford, Patricia Rhodes Grimes and Robert W. Johnston.

The Company’s Compensation Committee, which also functions as the Compensation Committee for the Bank, consists of five members and held four meetings during 2002. The Compensation Committee establishes remuneration levels for officers of the Company and the Bank, reviews management organization and development, reviews significant employee benefit programs, and establishes and administers executive compensation programs. The members of the Compensation Committee are C. Dan Alford, Patricia Rhodes Grimes, William H. Groce, Jr., David R. Hink and W. Darrell Sumner.

The Company’s Executive Committee, which also functions as the Executive Committee for the Bank, consists of five members and held 12 meetings during 2002. The Company’s Executive Committee is authorized between meetings of the Company’s or the Bank’s Board of Directors, as the case may be, to perform all duties and exercise all authority of the respective Board of Directors, except for those duties and authorities specifically granted to other committees or which are exclusively reserved to the respective full Board of Directors. The members of the Executive Committee are C. Dan Alford, Patricia Rhodes Grimes, William H. Groce, Jr. David R. Hink, W. Darrell Sumner and W. David Sweatt.

All directors have served on the Company’s Board of Directors continuously since their first election. Each director attended at least 75% of the meetings of the Board of Directors and the meetings of the committees of which he or she was a member in 2002.

In addition to the committees of the Company’s Board of Directors, the Board of Directors of the Bank also has established a number of standing committees.

The Bank’s Loan Committee consists of four members and held 32 meetings during 2002. The Loan Committee reviews any loan request made by a potential borrower over a certain credit threshold for compliance with the Bank’s lending policies and federal and state rules and regulations governing extensions of credit to such parties and, based on such compliance, makes a decision whether to extend credit to the potential borrower. The members of the Loan Committee are Michael L. Aldredge, David R. Hink, W. Darrell Sumner and Reid Simmons.

The Bank’s Audit, Compliance and Community Reinvestment Act Committee consists of four members and held four meetings during 2002. The Audit, Compliance and Community Reinvestment Act Committee provide oversight to the Bank’s internal audit function and compliance with regulatory rules and regulations. The members of the Audit, Compliance and Community Reinvestment Act Committee are Michael L. Aldredge, C. Dan Alford, Patricia Rhodes Grimes and Robert Johnston.

The Bank’s Asset/Liability Management Committee consists of three members and held 12 meetings during 2002. The Asset/Liability Management Committee provides guidance to the Bank in balancing the yields and maturities in its loans and investments to its deposits. The members of the Asset/Liability Management Committee are William H. Groce, Jr., Mary E. Johnson, and John A. Pond.

The Bank’s Marketing and Technology Committee consists of four members and held five meetings during 2002. The Marketing and Technology Committee provides ideas and assistance to the Bank in marketing its services within the Bank’s primary service area as well as oversight of the Bank’s information and operating systems. The members of the Marketing and Technology Committee are Patricia Rhodes Grimes, Mary E. Johnson, John A. Pond and Reid W. Simmons.

The Board of Directors of the Company and the Bank may from time to time establish other committees to facilitate the management of the Company and the Bank.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and related regulations of the Securities and Exchange Commission (the “SEC”), require the Company’s executive officers and directors, and certain persons who own 10% or more of Company common stock, to file with the SEC reports of their ownership of Company common stock. The regulations also require these persons to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company, the Company believes that during 2002 all filing requirements applicable to such persons have been met except that each of Messrs. C. Dan Alford, Steven G. Deaton, Danny F. Dukes, and William H. Groce inadvertently failed to timely file a Form 4 Statement of Beneficial Ownership of Securities.

Certain Transactions

The Bank extends loans from time to time to certain of the Company’s and the Bank’s directors, their associates and members of the immediate families of the directors and executive officers of the Company. These loans are made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or the Bank, and do not involve more than the normal risk of collectibility or present other unfavorable features.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence requirements of Rule 4200(a)(15) of the National Association of Securities Dealer’s listing standards, has furnished the following report:

Management is responsible for the Company’s internal controls, financial reporting process and compliance with the laws and regulations and ethical business standards. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Company’s independent accountants also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002, filed with the SEC.

The Company’s Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Appendix A.

The foregoing report has been furnished by the Audit Committee of the Board of Directors.

C. Dan Alford Patricia Rhodes Grimes Michael L. Aldredge Robert W. Johnston

The foregoing report of the Audit Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the Report by reference in any such document.

Mauldin & Jenkins, LLC (“Mauldin & Jenkins”) audited the financial statements of the Company for the fiscal year ended December 31, 2002. Representatives of Mauldin & Jenkins are expected to be present at the Annual Meeting to respond to shareholders’ questions and will have an opportunity to make any statements they consider to be appropriate. Although the Audit Committee has not yet selected an independent accounting firm for the 2003 fiscal year, it is expected that Mauldin & Jenkins will be chosen.

Audit Fees

The aggregate fees billed by Mauldin & Jenkins for professional services rendered for the audit of the Company’s annual financial statements for fiscal year 2002 and the reviews of the financial statements included in the Company’s Forms 10-QSB for such fiscal year were $38,800.

Financial Information Systems Design and Implementation Fees

There were no fees billed by Mauldin & Jenkins for professional services rendered for financial information systems design and implementation for fiscal year 2002.

All Other Fees

The aggregate fees billed by Mauldin & Jenkins for professional services rendered other than as stated under the captions Audit Fees and Financial Information Systems Design and Implementation Fees above were $20,350. The Audit Committee considers the provision of these services to be compatible with maintaining the independence of Mauldin & Jenkins.

EXECUTIVE COMPENSATION

The following table sets forth a summary of compensation paid to or accrued on behalf of the chief executive officer and the other executive officers of the Company whose aggregate compensation exceeded $100,000 for services rendered during the 2002 fiscal year.

		Annual Compensation(1)			Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Securities Underlying Options (#)
H.N. Padget, Jr. President and Chief Executive Officer	2002 2001 2000	143,500 135,675 126,302		— 10,000 —	— 3,000 —	(3)

Steven G. Deaton Senior Lending Officer and Executive Vice President	2002 2001 2000	124,000 116,750 43,996	(2)	12,932 16,115 5,000	— 2,500 4,000	(4) (5)

Danny F. Dukes Chief Financial Officer, Senior Vice President and Assistant Corporate Secretary	2002 2001 2000	87,885 80,700 75,000		16,407 17,077 14,417	— 2,500 2,500	(4) (4)

(1)	All cash compensation was paid by the Bank.
(2)	First day of employment was August 14, 2000. Annualized salary is $115,000.
(3)	Consists of a grant of a performance-based incentive stock option for 3,000 shares of Company common stock.
(4)	Consists of a grant of a non-qualified stock option for 2,500 shares of Company common stock.
(5)	Consists of a grant of a performance-based incentive stock option for 3,000 shares of Company common stock and a non-qualified stock option for 1,000 shares of Company common stock.

Employment Agreements

In November 1997, the Company and the Bank entered into an employment agreement with H.N. Padget, Jr. regarding Mr. Padget’s employment as President and Chief Executive Officer of the Company and the Bank. Since that time, the parties have amended the terms of Mr. Padget’s employment arrangements such that the employment agreement (as amended, the “Padget Employment Agreement”) currently provides that Mr. Padget will receive $155,000 per year through June 2004 and $160,000 per year from July 2004 through July 2005. The Padget Employment Agreement provides that at the end of each year of operation, Mr. Padget will be entitled to receive a cash bonus based on a performance matrix established against certain budgets set by the Company. Additionally, the Padget Employment Agreement provides that the Company grant Mr. Padget incentive stock options to purchase shares of Company common stock, subject to achieving certain performance targets. Pursuant to the Padget Employment Agreement, the Company furnishes an automobile for Mr. Padget’s use as well as country club membership dues. The period of employment under the Padget Employment Agreement continues until the earlier of July 31, 2005 or the termination of the employment as follows: (i) at the election of the Company and the Bank for cause; (ii) at Mr. Padget’s election, upon the Bank and the Company’s breach of any material provision of the Padget Employment Agreement; or (iii) upon Mr. Padget’s death or disability. In the event that Mr. Padget’s employment is terminated by the Company (i) without cause during the term of the Padget Employment Agreement, the Company will be required to pay Mr. Padget, as termination compensation, an amount equal to 12 months of existing base salary plus medical, hospitalization and term life insurance; or (ii) without cause during the term of the Padget Employment Agreement, in the event of a change of control of the Company, the Company will be required to pay Mr. Padget $300,000 as termination compensation.

In September 2001, the Company and the Bank entered into an employment agreement with Steven G. Deaton regarding Mr. Deaton’s employment as Executive Vice President and Senior Lending Officer of the Bank. Since that time, the parties have amended the terms of Mr. Deaton’s employment arrangements such that the employment agreement (as amended, the “Deaton Employment Agreement”) currently provides that Mr. Deaton will receive $135,000 per year through June 2004 and $144,000 per year from July 2004 through December 2004. The Deaton Employment Agreement provides that at the end of each year of operation, Mr. Deaton will be entitled to receive a cash bonus based on a performance matrix established against certain budgets set by the Company. Pursuant to the Deaton Employment Agreement, the Company also provides Mr. Deaton with membership dues at a country club and an automobile allowance. The term of employment under the Deaton Employment Agreement commenced on September 24, 2001, and continues for a period of 40 months thereafter, unless otherwise terminated (i) at the election of the Company and the Bank for cause; (ii) at Mr. Deaton’s election, upon the Bank and the Company’s breach of any material provision of the Deaton Employment Agreement; or (iii) upon Mr. Deaton’s death or disability. In the event that Mr. Deaton’s employment is terminated without cause, Mr. Deaton will be prohibited from competing with the Bank or soliciting its customers or employees within the geographic area set forth in the Employment Agreement for a period of six months after the date of termination.

In January 2003, the Company and the Bank entered into an employment agreement with Danny F. Dukes regarding Mr. Dukes’ employment as Chief Financial Officer of the Bank (the “Dukes Employment Agreement”). Under the terms of the Dukes Employment Agreement, Mr. Dukes receives an annual salary of $100,000 per year. The Dukes Employment Agreement provides that at the end of 2003, Mr. Dukes will be entitled to receive a cash bonus based on a performance matrix established against certain budgets set by the Company. The term of employment under the Dukes Employment Agreement commenced on January 2, 2003, and continues for a period of 12 months thereafter, unless otherwise terminated (i) at the election of the Company and the Bank for cause; (ii) at Mr. Dukes’ election, upon the Bank and the Company’s breach of any material provision of the Dukes Employment

Agreement; or (iii) upon Mr. Dukes’ death or disability. In the event that Mr. Dukes’ employment is terminated without cause, Mr. Dukes will be prohibited from competing with the Bank or soliciting its customers or employees within the geographic area set forth in the Dukes Employment Agreement for a period of six months after the date of termination.

Stock Option Plans

1998 Incentive Stock Option Plan

On May 20, 1998, the Company’s Board of Directors and initial shareholders adopted an Incentive Stock Option Plan (the “Incentive Plan”) to promote equity ownership of the Company by key senior officers, key officers and other key employees of the Company and the Bank. The Incentive Plan was amended by the shareholders of the Company at a Special Meeting held on November 25, 1998 to increase the number of shares reserved thereunder from 60,000 to 115,000. The Incentive Plan provides for the grant of options at the discretion of the Company’s Compensation Committee. The option exercise price must be at least 100% (110% in the case of a holder of 10% or more of the Company’s common stock) of the fair market value of Company common stock on the date the option is granted and the options are exercisable by the holder thereof in full at any time prior to their expiration in accordance with the terms of the Incentive Plan. Stock options granted pursuant to the Incentive Plan expire on or before the date which is the tenth anniversary of the date the option is granted, or 90 days (or such lesser period as the Compensation Committee may determine) after the date on which the person to whom they were granted ceases to be employed by the Company or the Bank. As of March 30, 2003, an aggregate of 113,000 shares of Company common stock had been granted under the Incentive Plan.

1998 Non Qualified Stock Option Plan

On August 19, 1998, the Company’s Board of Directors amended and restated the Company’s 1998 Non Qualified Stock Option Plan (the “Non Qualified Plan”). On November 25, 1998, the Company’s shareholders approved the amended and restated Non Qualified Plan. The purpose of the Non Qualified Plan is to attract, retain and compensate key personnel and directors of the Company and the Bank. There are 185,000 shares of Company common stock reserved under the Non Qualified Plan. The Non Qualified Plan is administered by the Company’s Board of Directors. The option exercise price of options granted under the Non Qualified Plan is the fair market value of Company common stock on the date the option is granted and the options are exercisable by the holder thereof in full at any time prior to their expiration in accordance with the terms of the Non Qualified Plan. Stock options granted pursuant to the Non Qualified Plan expire on or before the date which is the tenth anniversary of the date the option is granted, or such lesser period as the Company’s Board of Directors may determine. As of March 30, 2003, an aggregate of 185,000 shares of Company common stock had been granted under the Non Qualified Plan.

Option Grants in Last Fiscal Year

During the fiscal year ending December 31, 2002, the Company granted a total of 6,500 options to eight employees. There were no stock option grants to any of the persons named in the foregoing executive compensation table. Further, no individual exercised any of the Company’s outstanding options during the fiscal year ending December 31, 2002.

Fiscal Year-End Option Values
Name	Number of Securities Underlying Unexercised Options at FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at FY-End ($) Exercisable/Unexercisable(1)
H.N. Padget, Jr.	28,000/16,000	$7,900/$1,550

Steven G. Deaton	3,499/3,001	$4,927/$3,278

Danny F. Dukes	6,999/2,501	$7,617/$2,393

(1)	Dollar values were calculated by determining the difference between the closing price of Company common stock on December 31, 2002 ($9.05), as reported by the Over-the-Counter Bulletin Board, and the exercise price of the options.

Director Compensation

The directors of the Company and the Bank do not intend to be separately compensated in cash for their services as directors until the Company’s and the Bank’s net profits exceed their net losses since inception on a cumulative basis. During the organization of the Company and the Bank, directors of the Company and the Bank were not compensated for their services. On August 19, 1998, the Company’s Board of Directors amended and restated the Non Qualified Plan to include non-employee directors and made individual grants to each such director. On November 25, 1998, the Company’s shareholders approved the Non Qualified Plan. Accordingly, during 1998, each non-employee director received a non qualified option to purchase a number of shares of Company common stock (ranging in size from 10,000 shares to 22,500 shares and aggregating 145,000 shares) in consideration of his or her past service as a director and as a means of attracting and retaining qualified individuals to serve on the Company’s Board of Directors.

In addition to his services as a director, W. David Sweatt regularly assists the Company and the Bank. Mr. Sweatt works closely with the executive management teams of the Company and the Bank to develop, among other things, performance initiatives and long range planning goals. In connection with these services rendered, during the 2002 fiscal year, Mr. Sweatt was paid an aggregate of $30,000 and was provided with normal employee benefits, including health insurance and office expense reimbursement.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information with respect to the beneficial ownership, as of May 12, 2003, of shares of Company common stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company’s issued and outstanding common stock, (ii) each of the Company’s directors, (iii) each of the Company’s executive officers, and (iv) all directors and executive officers of the Company as a group. Except as noted below, the Company believes that each of the persons listed has sole investment and voting power with respect to the shares included in the table.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)		Percent of Class

Five Percent Stockholders:
Jeffrey A. Miller	57,600	(3)	5.3
Eric D. Jacobs	57,600	(3)	5.3
Estate of Heber N. Padget, Sr. (4)	56,200	(4)	5.1

Directors and Named Executive Officers:
Michael L. Aldredge	21,416	(5)	2.0
C. Dan Alford	21,000	(6)	2.0
Patricia Rhodes Grimes	25,000	(7)	2.3
William H. Groce, Jr.	50,400	(8)	4.6
David R. Hink	30,000	(9)	2.7
Mary E. Johnson	25,000	(10)	2.3
Robert W. Johnston	20,000	(11)	1.8
H.N. Padget, Jr.	93,960	(12)	8.5
John A. Pond	45,000	(13)	4.1
Reid W. Simmons	25,000	(14)	2.3
W. Darrell Sumner	23,475	(15)	2.2
W. David Sweatt	171,150	(16)	15.0
Steven G. Deaton	15,109	(17)	1.4
Danny F. Dukes	10,081	(18)	*

All Directors and Executive Officers as a Group (14 persons):	576,591		43.4

*	Represents holdings of less than 1%.
(1)	The information contained in this table with respect to Company common stock ownership reflects “beneficial ownership” as determined in accordance with Rule 13d-3 under the Exchange Act. Information with respect to beneficial ownership is based upon information furnished by each owner.
(2)	With respect to certain of the individual executive officers listed in the table and the aggregate number of shares held by the directors and executive officers as a group, the number of shares indicated includes shares of Company common stock that the individual has the right to acquire on or before July 11, 2003 (60 days from May 12, 2003), through the exercise of options granted under the Incentive Plan. Under the SEC’s rules, a person is also deemed to be the beneficial owner of any securities owned by such person’s spouse, children or relatives living in the same household. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities.
(3)	Based on information obtained from a Schedule 13-G filed with the Securities and Exchange Commission on October 25, 2002.
(4)	These shares were formerly held by Heber N. Padget, Sr., a director who died in 2002. The executor of the estate is H.N. Padget, Jr., who is also the President and Chief Executive Officer of the Company. Mr. Padget, Jr. disclaims beneficial ownership of the shares held by the estate. Also includes 22,500 shares issuable upon the exercise of stock options that may be exercised within 60 days of May 12, 2003.
(5)	Includes 1,416 shares held by Mr. Aldredge as custodian for his minor children. Also includes 10,000 shares issuable upon the exercise of stock options that may be exercised within 60 days of May 12, 2003.
(6)	Includes 10,000 shares issuable upon the exercise of stock options that may be exercised within 60 days of May 12, 2003.
(7)	Includes 12,500 shares issuable upon the exercise of stock options that may be exercised within 60 days of May 12, 2003.
(8)	Includes 7,400 shares held by Mr. Groce’s spouse and 15,000 shares issuable upon the exercise of stock options that may be exercised within 60 days of May 12, 2003.
(9)	Includes 15,000 shares issuable upon the exercise of stock options that may be exercised within 60 days of May 12, 2003.
(10)	Includes 12,500 shares issuable upon the exercise of stock options that may be exercised within 60 days of May 12, 2003.
(11)	Includes 10,000 shares issuable upon the exercise of stock options that may be exercised within 60 days of May 12, 2003.

(12)	Includes 2,760 shares held by Mr. Padget, Jr.’s 401(k) and 28,000 shares issuable upon the exercise of stock options that may be exercised within 60 days of May 12, 2003. Also includes an aggregate of 6,000 shares held by Mr. Padget, Jr.’s children and as to which Mr. Padget, Jr. disclaims beneficial ownership. Also includes 50,200 shares held by Mr. Padget, Jr. as executor of the estate of his father, Mr. Padget, Sr. (which amount includes 22,500 shares issuable upon the exercise of stock options that may be exercised by the estate within 60 days of May 12, 2003), as to which Mr. Padget, Jr. disclaims beneficial ownership.
(13)	Includes an aggregate of 2,000 shares held by two of Mr. Pond’s children, as to which he has sole voting power, and 1,000 shares held by his son, as to which he and his son have shared investment power. Also includes 15,000 shares issuable upon the exercise of stock options that may be exercised within 60 days of May 12, 2003.
(14)	Includes 12,400 shares held by Simmons Investments, L.P., of which Mr. Simmons is a general partner. Includes 12,500 shares issuable upon the exercise of stock options that may be exercised within 60 days of May 12, 2003.
(15)	Includes 10,000 shares issuable upon the exercise of stock options that may be exercised within 60 days of May 12, 2003.
(16)	Includes 15,000 shares held by Mr. Sweatt’s spouse and an aggregate of 10,000 shares held by Mr. Sweatt’s spouse as custodian for their minor children, as to which Mr. Sweatt shares voting and investment power with his spouse. Also includes 5,050 shares held by Mr. Sweatt’s 401(k), and 65,000 shares issuable upon exercise of stock options that may be exercised within 60 days of May 12, 2003.
(17)	Includes 3,499 shares issuable upon the exercise of stock options that may be exercised within 60 days of May 12, 2003. Also includes 3,110 shares held by Mr. Deaton’s 401(k).
(18)	Includes 6,999 shares issuable upon the exercise of stock options that may be exercised within 60 days of May 12, 2003. Also includes 1,482 shares held by Mr. Dukes’ 401(k).

ANNUAL REPORT TO SHAREHOLDERS AND REPORTS ON FORM 10-KSB

Additional information concerning the Company, including financial statements of the Company, is provided in the Company’s 2002 Annual Report to Shareholders that accompanies this Proxy Statement. The Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002, as filed with the SEC, is available to shareholders who make a written request therefor to Danny F. Dukes, at the offices of the Company, 7855 North Point Parkway, Suite 200, Alpharetta, Georgia 30022. Copies of exhibits filed with that report or referenced therein will be furnished to shareholders of record upon request and payment of the Company’s expenses in furnishing such documents.

SHAREHOLDER PROPOSALS FOR INCLUSION IN NEXT YEAR’S PROXY STATEMENT

Proposals of shareholders intended to be presented at the Company’s 2004 Annual Meeting of Shareholders must be received at the Company’s principal executive offices by January 23, 2004, in order to be eligible for inclusion in the Company’s proxy statement and form of proxy for that meeting.

OTHER SHAREHOLDER PROPOSALS FOR PRESENTATION

AT NEXT YEAR’S ANNUAL MEETING

For any proposal that is not submitted for inclusion in next year’s Proxy Statement, but is instead sought to be presented directly at the 2004 Annual Meeting of Shareholders, management will be able to vote proxies in its discretion if the Company: (i) receives notice of the proposal before the close of business on April 8, 2004, advises shareholders in the 2004 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (ii) does not receive notice of the proposal prior to the close of business on April 8, 2004. Notices of intention to present proposals at the 2004 Annual Meeting of Shareholders should be addressed to William H. Groce, Secretary, 7855 North Point Parkway, Suite 200, Alpharetta, Georgia 30022.

OTHER MATTERS

The Company’s Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.

By Order of The Board of Directors

/s/    H.N. Padget, Jr.

H.N. Padget, Jr.

President and Chief Executive Officer

Alpharetta, Georgia

May 23, 2003

APPENDIX A

Audit Committee Charter

of

CNB Holdings, Inc.

AUDIT COMMITTEE CHARTER

I.	Organization.

There shall be an Audit Committee (the “Committee”) selected by the Board of Directors (the “Board”) as soon as practicable, which shall be composed of not less than three members of the Board, each of whom is independent of Company management. Committee members shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All Committee members, either at the time of their appointment to the Committee or within a reasonable time thereafter, must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. At least one Committee member must have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background.

II.	Statement of Policy.

The committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community and others relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal accountants and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention, with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

III.	Responsibilities and Processes.

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of the Committee’s activities to the Board. Management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior.

1

The following are the principal recurring processes of the Committee in carrying out its oversight responsibilities. These processes are a guide and may be supplemented by the Committee or the Board as it deems appropriate.

(1)	The Committee shall recommend annually to the Board of Directors the accounting firm to be selected by the Board to act as independent auditors of the Company, who shall be accountable to the Board and the Committee as representatives of the Company’s shareholders. The Committee shall have authority to evaluate and replace the independent auditors if appropriate. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standard Board.

(2)	The Committee shall discuss with both the Company’s internal accountants and the independent auditors the overall scope and plans for all audits, including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal accountants and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the internal accountants and the independent auditors, with and without management present, to discuss the results of their examinations.

(3)	The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. The Committee shall also discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire Committee for the purposes of this review.

(4)	The Committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K or the annual report to shareholders if distributed prior to the filing of Form 10-K including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

2

CNB HOLDINGS, INC.

7855 North Point Parkway, Suite 200

Alpharetta, Georgia 30022

COMMON STOCK PROXY

This Proxy is solicited by the Board of Directors of CNB Holdings, Inc.

For the Annual Meeting of Shareholders on June 25, 2003

The undersigned shareholder of the Company hereby appoints H.N. Padget, Jr. and Danny F. Dukes, or either one of them, as proxies and attorneys-in-fact, with full power to each of substitution and with discretionary authority, to act for and in the name of the undersigned to vote, as designated below, all of the shares of the undersigned at the Annual Meeting of Shareholders of the Company to be held on June 25, 2003 and at any adjournment or postponement thereof.

1. Election of four directors to hold office until the Company’s 2006 Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE DIRECTOR NOMINEES NAMED BELOW

☐ FOR all nominees listed below (except as otherwise indicated below)	☐ WITHOLD AUTHORITY

David R. Hink, Mary E. Johnson, Robert W. Johnston, and H.N. Padget, Jr.

If you wish to withhold authority to vote for any individual nominee(s), write the nominee’s name(s) on the line below:

2. In their discretion, the proxies are authorized to vote upon such other matter or matters which may properly come before the Annual Meeting and at any adjournment or postponement thereof.

WHEN THIS PROXY IS PROPERLY EXECUTED AND RETURNED, AND NOT REVOKED, THE SHARES IT REPRESENTS WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ABOVE, AND IF NO CHOICE IS SPECIFIED, IT WILL BE VOTED FOR EACH OF THE PROPOSALS SET FORTH ABOVE.

PLEASE MARK, DATE AND SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Dated:___________________ 2003	PLEASE SIGN NAME EXACTLY AS LISTED ON THE MAILING LABEL Signature
Print Name as listed on the mailing label

Signature (if held jointly)

NOTE: If stock is held in the name of two or more persons, all must sign. When signing as attorney, trustee, administrator, executor or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer.